CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 33-49660, 33-62331, 333-12089, 333-26587 and 333-124485 on Forms S-8 of our reports dated March 11, 2009, relating to the financial statements and financial statement schedule of P. H. Glatfelter Company and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB No. 109”, and Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106 and 132(R)”), and the effectiveness of P. H. Glatfelter Company and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of P. H. Glatfelter Company and subsidiaries for the year ended December 31, 2008.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
March 11, 2009